                                                                     EXHIBIT 3.1

                 AMENDED AND RESTATED ARTICLES OF INCORPORATION
                                       OF
                              BROADCOM CORPORATION,
                            a California Corporation


            The undersigned Henry T. Nicholas and William J. Ruehle hereby certify that:

            ONE: They are the duly elected and acting President and Secretary, respectively, of said corporation.

            TWO: The Articles of Incorporation of said corporation shall be amended and restated to read in full as follows:

                                    ARTICLE I

      The name of this corporation is Broadcom Corporation.

                                   ARTICLE II

      The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

                                   ARTICLE III

      A.    Classes of Stock; Stock Split; Conversion Into Class B Common Stock.

            1. Classes of Stock. This corporation is authorized to issue three classes of stock to be designated, respectively, "Class A Common Stock," "Class B Common Stock" and "Preferred Stock." The Class A Common Stock and Class B Common Stock are hereinafter referred to collectively as "Common Stock." The total number of shares of stock which the corporation is authorized to issue is Three Hundred and Ten Million (310,000,000) shares. Two Hundred Million (200,000,000) shares shall be Class A Common Stock, par value $.0001 per share, One Hundred Million (100,000,000) shares shall be Class B Common Stock, par value $.0001 per share, and Ten Million (10,000,000) shares shall be Preferred Stock, par value $.0001 per share.

            2. Stock Split; Conversion Into Class B Common Stock. Upon the effectiveness of these amended and restated Articles of Incorporation, each outstanding share of Common Stock of the corporation will automatically be converted, without any further action on the part of the holder thereof, into one and one-half (1.5) shares of Class B Common Stock.

      B. Common Stock. The Board of Directors of the corporation may authorize the issuance of shares of Class A Common Stock and shares of Class B Common Stock from time to time. Shares of Common Stock that are redeemed, purchased or otherwise acquired by the corporation may be reissued except as otherwise provided by law. The Board of Directors shall have no power to alter the rights with respect to Class A Common Stock or Class B Common Stock.

            1. Dividends and Distributions. Subject to the preferences applicable to Preferred Stock outstanding at any time, the holders of shares of Class A Common Stock and the holders of shares of Class B Common Stock shall be entitled to receive such dividends, payable in cash or otherwise, as may be declared thereon by the Board of Directors from time to time out of assets or funds of the corporation legally available therefor, provided that the holders of shares of Class A Common Stock and shares of Class B Common Stock shall be entitled to share equally, on a per share basis, in such dividends, subject to the limitations described below. If dividends or other distributions are declared that are payable in shares of Class A Common Stock or shares of Class B Common Stock, including distributions pursuant to stock subdivisions or combinations of Class A Common Stock or Class B Common Stock which occur after the first date upon which the corporation has issued shares of both Class A Common Stock and Class B Common Stock, only shares of Class A Common Stock shall be distributed with respect to Class A Common Stock and only shares of Class B Common Stock shall be distributed with respect to Class B Common Stock, unless the Board of Directors of the corporation determines in its discretion that it is more desirable to distribute shares of Class A Common Stock with respect to Class B Common Stock, in which case shares of Class A Common Stock shall be distributed with respect to Class B Common Stock, provided that the number of shares of Class A Common Stock that shall be distributed with respect to Class B Common Stock shall be equal to the number of shares of Class B Common Stock that otherwise would have been distributed. If the corporation shall in any manner subdivide or combine the outstanding shares of Class A Common Stock or Class B Common Stock, the outstanding shares of the other such series of Common Stock shall be proportionately subdivided or combined in the same manner and on the same basis as the outstanding shares of Class A Common Stock or Class B Common Stock, as the case may be, which have been subdivided or combined.

            2. Voting Rights. The holders of shares of Class A Common Stock and of Class B Common Stock shall have the following voting rights:

                  a. Each share of Class A Common Stock shall entitle the holder thereof to one (1) vote on all matters submitted to a vote of the shareholders of the corporation.

                  b. Each share of Class B Common Stock shall entitle the holder thereof to ten (10) votes on all matters submitted to a vote of the shareholders of the corporation.

                  c. The holders of shares of Class A Common Stock and the holders of shares of Class B Common Stock shall vote together as one class on all matters submitted to a vote of shareholders of the corporation, except (i) as otherwise required by applicable law and (ii) in the case of a proposed issuance of shares of Class B Common Stock, which issuance shall require the affirmative vote of the holders of a majority of the outstanding shares of Class B Common Stock voting separately as a class.

            3. Transfer of Class B Common Stock to Permitted Transferee.

                  a. Except as provided in Section 3(b) or Section 4 of this
Article IIIB, no person holding shares of Class B Common Stock or any beneficial interest therein (a "Class B Holder") may voluntarily or involuntarily transfer (including without limitation the power to vote such shares of Class B Common Stock by proxy or otherwise except for proxies given to any Permitted Transferee of the Class B Holder), sell, assign, devise or bequeath any of such Class B Holder's interest in his Class B Common Stock, and the corporation and the transfer agent for the Class B Common Stock, if any (the "Transfer Agent"), shall not register the transfer of such shares of Class B Common Stock, whether by sale, grant of proxy, assignment, gift, devise, bequest, appointment or otherwise, except to a "Permitted Transferee" of such Class B Holder, which term shall include the corporation and shall have the following additional meanings in the following cases:

                  (i) In the case of a Class B Holder who is a natural person holding record and beneficial ownership of the shares of Class B Common Stock in question, "Permitted Transferee" means: (a) the spouse of such Class B Holder (the "Spouse"); (b) a lineal descendant, or the spouse of such lineal descendant (collectively, "Descendants"), of such Class B Holder or of the Spouse; (c) the trustee of a trust (including a voting trust) for the benefit of such Class B Holder, the Spouse, other Descendants, or an organization contributions to which are deductible for federal income, estate or gift tax purposes (a "Charitable Organization"), and for the benefit of no other person; provided that such trust may grant a general or special power of appointment to the Spouse or to the Descendants and may permit trust assets to be used to pay taxes, legacies and other obligations of the trust or of the estate of such Class B Holder payable by reason of the death of such Class B Holder or the death of the Spouse or a Descendant, and that such trust (subject to the grant of a power of appointment as provided above) must prohibit transfer of shares of Class B Common Stock or a beneficial interest therein to persons other than Permitted Transferees as defined in subparagraph (ii) of this Section 3(a) (a "Trust"); (d) a Charitable

            Organization established by such Class B Holder or a Descendant; (e) an Individual Retirement Account, as defined in Section 408(a) of the Internal Revenue Code, of which such Class B Holder is a participant or beneficiary, provided that such Class B Holder is vested with the power to direct the investment of funds deposited into such Individual Retirement Account and to control the voting of securities held by such Individual Retirement Account (an "IRA");
            (f) a pension, profit sharing, stock bonus or other type of plan or trust of which such Class B Holder is a participant or beneficiary and which satisfies the requirements for qualification under Section 401 of the Internal Revenue Code, provided that such Class B Holder is vested with the power to direct the investment of funds deposited into such plan or trust and to control the voting of securities held by such plan or trust, (a "Plan"); (g) a corporation all of the outstanding capital stock of which is owned by, or a partnership all of the partners of which are, such Class B Holder, his or her Spouse, his or her Descendants, any Permitted Transferee of the Class B Holder and/or any other Class B Holder or its Permitted Transferee determined pursuant to this subparagraph (i) of this
            Section 3(a), provided that if any share (or any interest in any share) of capital stock of such a corporation (or of any survivor of a merger or consolidation of such corporation), or any partnership interest in such a partnership, is acquired by any person who is not within such class of persons, all shares of Class B Common Stock then held by such corporation or partnership, as the case may be, shall be deemed without further act on anyone's part to be converted into shares of Class A Common Stock and stock certificates formerly representing such shares of Class B Common Stock shall thereupon and thereafter be deemed to represent the like number of shares of Class A Common Stock in the manner set forth in Section 4(b) of this
            Article IIIB; (h) another Class B Holder or such Class B Holder's Permitted Transferee determined pursuant to this subparagraph (i) of this Section 3(a); and (i) in the event of the death of such Class B Holder, such Class B Holder's estate.

                  (ii) In the case of a Class B Holder holding the shares of
            Class B Common Stock in question as trustee of an IRA, a Plan or a Trust other than a Trust described in subparagraph (iii) of this
            Section 3(a), "Permitted Transferee" means: (a) any participant in or beneficiary of such IRA, such Plan or such Trust, or the person who transferred such shares of Class B Common Stock to such IRA, such Plan or such Trust, and (b) a Permitted Transferee of any such person or persons determined pursuant to subparagraph (i) of this
            Section 3(a).

                  (iii) In the case of a Class B Holder holding the shares of
            Class B Common Stock in question as trustee pursuant to a Trust which was irrevocable on the Record Date (as defined below), "Permitted Transferee" means any person as of the Record Date to whom or for whose benefit principal may be distributed either during or at the end of the term of such Trust whether by power of appointment or otherwise. For purposes of these Articles of Incorporation, there shall be one "Record Date," which date shall be the date that is the record date for determining the persons to whom the Class B Common Stock is first distributed by the corporation.

                  (iv) In the case of a Class B Holder holding record (but not beneficial) ownership of the shares of Class B Common Stock in question as nominee for the person who was the beneficial owner thereof on the Record Date, "Permitted Transferee" means such beneficial owner and a Permitted Transferee of such beneficial owner determined pursuant to subparagraph (i), (ii), (iii), (v) or (vi) of this Section 3(a), as the case may be.

                  (v) In the case of a Class B Holder that is a partnership
            holding record and beneficial ownership of the shares of Class B Common Stock in question, "Permitted Transferee" means any partner of such partnership, provided that such partner was a partner in the partnership at the time it first became a Class B Holder, or any Permitted Transferee of such partner determined pursuant to subparagraph (i) of this Section 3(a).

                  (vi) In the case of a Class B Holder that is a corporation, other than a Charitable Organization described in clause (d) of subparagraph (i) of this Section 3(a), holding record and beneficial ownership of the shares of Class B Common Stock in question (a "Corporate Holder"), "Permitted Transferee" means (a) any shareholder of such Corporate Holder, provided that such shareholder was a shareholder of the Corporate Holder at the time it first became a Class B Holder, or any Permitted Transferee of any such shareholder determined pursuant to subparagraph (i) of this Section 3(a); and (b) the survivor (the "Survivor") of a merger or consolidation of such Corporate Holder, so long as such Survivor is controlled, directly or indirectly, by those shareholders of the Corporate Holder who were shareholders of the Corporate Holder at the time the Corporate Holder first became a Class B Holder or any Permitted Transferees of such shareholders determined pursuant to subparagraph (i) of this Section 3(a).

                  (vii) In the case of a Class B Holder that is the estate of a deceased Class B Holder, or that is the estate of a bankrupt or insolvent Class B Holder, and provided such deceased, bankrupt or insolvent Class B Holder, as the case may be, held record and beneficial ownership of the shares of Class B Common Stock in question, "Permitted Transferee" means a Permitted Transferee of such deceased, bankrupt or insolvent Class B Holder as determined pursuant to subparagraphs (i), (v) or (vi) of this Section 3(a), as the case may be.

                  (viii) In the case of any Class B Holder who desires to make a bona fide gift, "Permitted Transferee" means any other Class B Holder or its Permitted Transferee determined pursuant to subparagraph (i) of this Section 3(a).

                  (ix) In the case of any Class B Holder, "Permitted Transferee"
            means any person or entity that will hold record (but not beneficial) ownership of the shares of Class B Stock in question as nominee for the Class B Holder or its Permitted Transferee determined pursuant to subparagraph (i), (ii), (iii), (v) or (vi) of this Section 3(a), as the case may be.

                  b. Notwithstanding anything to the contrary set forth herein, any Class B Holder may pledge such holder's shares of Class B Common Stock to a pledgee pursuant to a bona fide pledge of such shares as collateral security for indebtedness due to the pledgee, provided that such shares shall not be transferred to, registered in the name of or voted by the pledgee and shall remain subject to this Section 3. In the event of foreclosure or other similar action by the pledgee, such pledged shares of Class B Common Stock may only be transferred to a Permitted Transferee of the pledgor or converted into shares of Class A Common Stock, as the pledgee may elect.

                  c. For purposes of this Section 3:

                  (i) The relationship of any person that is derived by or
            through legal adoption shall be considered a natural relationship.

                  (ii) Each joint owner of shares (if a Permitted Transferee) or owner of a community property interest in shares (if a Permitted Transferee) of Class B Common Stock shall be considered a "Class B Holder" of such shares.

                  (iii) A minor for whom shares of Class B Common Stock are held pursuant to a Uniform Transfer to Minors Act or similar law shall be considered a Class B Holder of such shares.

                  (iv) Unless otherwise specified, the term "person" means and includes natural persons, corporations, partnerships, unincorporated associations, firms, joint ventures, trusts and all other entities.

                  (v) The conversion of Class B Common Stock into securities of another corporation in connection with a merger effected for the purpose of reincorporating the corporation in another state shall not constitute a transfer of such Class B Common Stock.

                  d. Except as otherwise provided in Section 4(b), any purported transfer of shares of Class B Common Stock not permitted hereunder shall be void and of no effect, and the purported transferee shall have no rights as a shareholder of the corporation and no other rights against or with respect to the corporation. The corporation may, as a condition to the transfer or the registration of transfer of shares of Class B Common Stock to a purported Permitted Transferee, require the furnishing of such affidavits or other proof as it deems necessary to establish that such transferee is a Permitted Transferee. Each certificate representing shares of Class B Common Stock shall be endorsed with a legend that states that shares of Class B Common Stock are not transferable other than to certain transferees and are subject to certain restrictions as set forth in the Articles of Incorporation filed by the corporation with the Secretary of State of the State of California.

            4. Transfer of Class B Common Stock to Person Other than Permitted Transferee; Conversion and Exchange of Class B Common Stock.

                  a. Each share of Class B Common Stock, at the option of its holder, may at any time be converted into one (1) fully paid and nonassessable share of Class A Common Stock. Such right shall be exercised by the surrender of the certificate representing such share of Class B Common Stock to be converted to the corporation at any time during normal business hours at the principal executive offices of the corporation or at the office of the Transfer Agent, accompanied by a written notice of the election by the holder thereof to convert and (if so required by the corporation or the Transfer Agent) by instruments of transfer, in form satisfactory to the corporation and to the Transfer Agent, duly executed by such holder or such holder's duly authorized attorney, and transfer tax stamps or funds therefor, if required pursuant to Section 4(e).

                  b. If the beneficial ownership (as determined under Rule 13d-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended) of any share or any interest in any share of Class B Common Stock changes, voluntarily or involuntarily, such that each new beneficial owner of such share is not a "Permitted Transferee" (as defined in Section 3(a) of this Article IIIB) of the beneficial owner of such share of Class B Common Stock immediately prior to such change in beneficial ownership, then each such share shall thereupon be converted automatically into one (1) fully paid and nonassessable share of Class A Common Stock. A determination by the Secretary of the corporation that a change in beneficial ownership requires conversion under this paragraph shall be conclusive. Upon making such determination, the Secretary of the corporation shall promptly request of the holder of record of each such share that each such holder promptly deliver, and each such holder shall promptly deliver, the certificate representing each such share to the corporation for documentation of such conversion, together with instruments of transfer, in form satisfactory to the corporation and Transfer Agent, duly executed by such holder or such holder's duly authorized attorney, and together with transfer tax stamps or funds therefor, if required pursuant to
Section 4(e) of this Article IIIB.

                  c. As promptly as practicable following the surrender for conversion of a certificate representing shares of Class B Common Stock in the manner provided in paragraphs a or b, as applicable, of this Section 4 and the payment in cash of any amount required by the provisions of Section 4(e) of this
Article IIIB, the corporation will deliver or cause to be delivered at the office of the Transfer Agent to or upon the written order of the holder of such certificate, a certificate or certificates representing the number of full shares of Class A Common Stock issuable upon such conversion, issued in such name or names as such holder may direct. In the case of a conversion under
Section 4(a) of this Article IIIB, such conversion shall be deemed to have been made immediately prior to the close of business on the date of the surrender of the certificate representing shares of Class B Common Stock. In the case of a conversion under Section 4(b), such conversion shall be deemed to have been made on the date that the beneficial ownership of such share has changed as set forth in Section 4(b). Upon the date any conversion under Section 4(a) is made, all rights of the holder of such shares as such holder shall cease, and the person or persons in whose name or names the certificate or certificates representing the shares of Class A Common Stock are to be issued shall be treated for all purposes as having become the record holder or holders of such shares of Class A Common Stock; provided, however, that any such surrender and payment on any date when the stock transfer books of the corporation shall be closed shall constitute the person or persons in whose name or names the certificate or certificates representing shares of Class A Common Stock are to be issued as the record holder or holders thereof for all purposes immediately prior to the close of business on the next succeeding day on which stock transfer books are open. Upon the date any conversion under Section 4(b) is made, all rights of the holder of such share as such holder shall cease, and the new beneficial owner or owners of such shares shall be treated for all purposes as having become the record holder or holders of such shares of Class A Common Stock.

                  d. The corporation covenants that it will at all times reserve and keep available, solely for the purpose of issue upon conversion of the outstanding shares of Class B Common Stock, such number of shares of Class A Common Stock as shall be issuable upon the conversion of all such outstanding shares of Class B Common Stock, provided that nothing contained herein shall be construed to preclude the corporation from satisfying its obligations in respect of the conversion of the outstanding shares of Class B Common Stock by delivery of purchased shares of Class A Common Stock that are held in the treasury of the corporation. The corporation covenants that if any shares of Class A Common Stock required to be reserved for purposes of conversion hereunder require registration with or approval of any governmental authority under any federal or state law before such shares of Class A Common Stock may be issued upon conversion, the corporation will cause such shares to be duly registered or approved, as the case may be. The corporation will endeavor to list the shares of Class A Common Stock required to be delivered upon conversion prior to such delivery upon each national securities exchange or automated quotation system upon which the outstanding Class A Common Stock is listed at the time of such delivery. The corporation covenants that all shares of Class A Common Stock that shall be issued upon conversion of the shares of fully paid and nonassessable Class B Common Stock will, upon issue, be fully paid and nonassessable.

                  e. The issuance of certificates for shares of Class A Common Stock upon conversion of shares of Class B Common Stock shall be made without charge for any stamp or other similar tax in respect of such issuance. However, if any such certificate is to be issued in a name other than that of the holder of the share or shares of Class B Common Stock converted, then the person or persons requesting the issuance thereof shall pay to the corporation the amount of any tax that may be payable in respect of any transfer involved in such issuance or shall establish to the satisfaction of the corporation that such tax has been paid.

            5. Liquidation Rights. Upon the liquidation, dissolution or winding up of the corporation, the assets of the corporation shall be distributed as provided in Section 2 of Article IIIC.

            6. Redemption. The Common Stock is not redeemable.

      C. Rights, Preferences and Restrictions of Preferred Stock. The Preferred Stock authorized by these Articles of Incorporation may be issued from time to time in one or more series. The rights, preferences, privileges, and restrictions granted to and imposed on the Series A Preferred Stock, which series shall consist of 500,000 shares, the Series B Preferred Stock, which series shall consist of 600,000 shares, the Series C Preferred Stock, which series shall consist of 500,000 shares, the Series D Preferred Stock, which series shall consist of 500,000 shares, and the Series E Preferred Stock, which series shall consist of 1,800,000 shares, are as set forth below in this Article IIIC. The Board of Directors is hereby authorized to fix or alter the rights, preferences, privileges and restrictions granted to or imposed upon additional series of Preferred Stock, and the number of shares constituting any such series and the designation thereof, or of any of them. Subject to compliance with applicable protective voting rights which have been or may be granted to the Preferred Stock or series thereof in Certificates of Determination or the corporation's Articles of Incorporation ("Protective Provisions"), but notwithstanding any other rights of the Preferred Stock or any series thereof, the rights, privileges, preferences and restrictions of any such additional series may be subordinated to, pari passu with (including, without limitation, inclusion in provisions with respect to liquidation and acquisition preferences, redemption or approval of matters by vote or written consent), or senior to any of those of any present or future class or series of Preferred or Common Stock (other than the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock). Subject to compliance with applicable Protective Provisions, the Board of Directors is also authorized to increase or decrease the number of shares of any series (other than the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series

E Preferred Stock), prior or subsequent to the issue of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.

      1.    Dividend Provisions.

            (a) The holders of shares of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock shall be entitled to receive cash dividends, out of any assets legally available therefor, prior and in preference to any declaration or payment of any cash dividend on the Common Stock of this corporation, at the rate of $0.20 per share per annum and no more, payable in cash quarterly in the months of March, June, September and December, or otherwise when, as and if declared by the Board of Directors. Such dividends shall not be cumulative. The Board of Directors shall not declare a dividend on any series of Preferred Stock unless an equivalent per share dividend is declared on each series of Preferred Stock that has a preference as to dividends to any declaration or payment of any cash dividend on the Common Stock.

            (b) If the Board of Directors shall elect to make further distributions of dividends after the preferred dividend on the Preferred Stock has been paid or declared and set apart for payment to holders of the Preferred Stock, such dividends shall be made pro rata among the holders of the Common Stock and the Preferred Stock.

      2.    Liquidation Preference.

            (a) In the event of any liquidation, dissolution or winding up of this corporation, either voluntary or involuntary, (i) the holders of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of this corporation to the holders of the Common Stock, an amount per share equal to the sum of (A) $2.00 for each outstanding share of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, as adjusted for any stock dividends, combinations or splits with respect to such shares and (B) an amount equal to declared but unpaid dividends on such shares,
(ii) the holders of the Series D Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of this corporation to the holders of the Common Stock, an amount per share equal to the sum of (A) $6.00 for each outstanding share of Series D Preferred Stock, as adjusted for any stock dividends, combinations or splits with respect to such shares and (B) an amount equal to declared but unpaid dividends on such shares, and (iii) the holders of Series E Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of this corporation to the holders of the Common Stock, an amount per share equal to the sum of (A) $15.15 for each outstanding share of Series E Preferred Stock, as adjusted for any stock dividends, combinations or splits with respect to such shares and (B) an amount equal to declared but unpaid dividends on such shares. If upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then, subject to the rights of series of Preferred Stock that may from time to time come into existence, the entire assets and funds of the corporation legally available for distribution shall be distributed ratably among the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock in proportion to the amount of such stock owned by each such holder.

            (b) Upon the completion of the distributions required by Section 2(a) of this Article IIIC and any other distribution that may be required with respect to series of Preferred Stock that may from time to time come into existence, if assets remain in this corporation, all of the remaining assets of this corporation to be distributed shall be distributed ratably among the holders of the Preferred Stock and Common Stock in proportion to the amount of such stock owned by each such holder.

            (c) A consolidation or merger of the corporation with or into any other corporation or corporations, or a sale of all or substantially all of the assets of the corporation, shall not be deemed to be a liquidation, dissolution, or winding up, within the meaning of Section 2(a) of this Article IIIC.

      3. Redemption. The Series A Preferred Stock, Series B preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock are not redeemable.

      4. Conversion. The holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

            (a) Automatic Conversion. Each share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock shall automatically be converted into three (3) fully paid and nonassessable shares of Class B Common Stock, and each share of Series E Preferred Stock shall automatically be converted into one and a half (1.5) fully paid and nonassessable share of Class B Common Stock, upon this corporation's sale of its Common Stock in an underwritten public offering as long as the value of the corporation for purposes of the public offering is not less than $45,000,000. The foregoing conversion rate for the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock gives effect to (i) this corporation's two-for-one stock split implemented on July 10, 1996, and (ii) this corporation's three-for-two stock split implemented by these Amended and Restated Articles.

            (b) Right to Convert. Each share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share at the office of this corporation or any transfer agent for the Preferred Stock, into (i) in the case of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock, three (3) fully paid and nonassessable shares of Class B Common Stock and (ii) in the case of the Series E Preferred Stock, one and a half (1.5) fully paid and nonassessable share of Class B Common Stock. The foregoing conversion rate for the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock gives effect to (i) this corporation's two-for-one stock split implemented on July 10, 1996, and (ii) this corporation's three-for-two stock split implemented by these Amended and Restated Articles.

            (c) Mechanics of Conversion. Before any holder of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock shall be entitled to convert the same into shares of Common Stock, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of this corporation or of any transfer agent for the Preferred Stock, and shall give written notice to this corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. This corporation shall, as soon as practicable thereafter issue and deliver at such office to such holder of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date. If the conversion is in connection with an underwritten public offering of Common Stock, the conversion shall be conditioned upon the closing with the underwriters of the sale of Common Stock pursuant to such offering, in which event the person(s) entitled to receive the Common Stock upon conversion of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock shall not be deemed to have converted such Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock until immediately prior to the closing of such sale of Common Stock.

            (d) Adjustment of Conversion Ratio. In the event this corporation subdivides the outstanding shares of Common Stock, or issues additional shares of Common Stock as a dividend on shares of Common Stock, the number of shares of Class B Common

Stock into which shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock are convertible shall be proportionately increased, and in the event the corporation combines the outstanding shares of Common Stock, the number of shares of Class B Common Stock into which shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock are convertible shall be proportionately decreased.

            (e) Reorganization or Reclassification. If at any time or from time to time there shall be a reorganization or any reclassification of the Common Stock or the Preferred Stock of the corporation, consolidation or merger of the corporation with or into another corporation, or the conveyance of all or substantially all of the assets of the corporation into another corporation, each share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock shall thereafter be convertible into the number of shares or other securities or property to which a holder of the number of shares of Class B Common Stock of the corporation deliverable upon conversion of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock would have been entitled upon the reorganization, reclassification, consolidation, merger or conveyance; and in any such case, appropriate adjustment (as determined by the Board of Directors) shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock, to the end that the provisions set forth herein shall thereafter be applicable, as nearly as reasonable may be, in relation to any shares or other property thereafter deliverable upon the conversion of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock.

            (f) No Fractional Shares. No fractional shares of Common Stock shall be issued upon the conversion of any share or shares of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock and the number of shares of Common Stock to be issued shall be issuable to the nearest whole share. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

            (g) Reservation of Common Stock Issuable Upon Conversion. This corporation shall at all times reserve and keep available out of its authorized but unissued shares of Class B Common Stock, solely for the purpose of effecting the conversion of the shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock, such number of its shares of Class B Common

Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock; and if at any time the number of authorized but unissued shares or Class B Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock, in addition to such other remedies as shall be available to the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock, this corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Class B Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite shareholder approval of any necessary amendment to these Articles of Incorporation.

            (h) Taxes. The corporation shall pay any and all issue and other taxes that may be payable in respect of any issue or delivery of Common Stock on conversion of Preferred Stock pursuant hereto. The corporation shall not, however, be required to pay any tax payable in respect of any transfer involved in the issue and delivery of Common Stock in a name other than that in which the Preferred Stock so converted was registered, and no such issue or delivery shall be made unless and until the person requesting that issue has paid to the corporation the amount of any such tax, or has established to the satisfaction of the corporation that the tax has been paid.

      5. Voting Rights. The holder of each share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock shall have the right to ten (10) votes for each share of Class B Common Stock into which such holder's shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock could then be converted, and with respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock, except as otherwise provided in Section 6 of this Article IIIC or as required by law, and shall be entitled, notwithstanding any provision hereof, to notice of any shareholders' meeting in accordance with the bylaws of this corporation, and shall be entitled to vote, together with holders of Common Stock, with respect to any question upon which holders of Common Stock have the right to vote.

      6.    Board Participation and Observation.

            (a) As long as the holders of Series B Preferred Stock in the aggregate own not less than 2.5% of the issued and outstanding capital stock of the corporation (which outstanding capital stock shall be computed on an "as converted" basis), the holders of the Series B Preferred Stock shall be entitled to elect two members of the Board of Directors of the corporation; if the holders of the Series B Preferred Stock own less than 2.5% of the issued and outstanding capital stock of the corporation, but 1.25% or more of the issued and outstanding capital stock of the corporation, the holders of the Series B Preferred Stock shall be entitled to elect one member of the Board of Directors.

            (b) As long as the holders of Series A Preferred Stock own not less than 2.5% of the issued and outstanding capital stock of the corporation, the holders of Series A Preferred Stock shall be entitled to appoint an observer to attend and participate in all meetings of the Board of Directors of the corporation on a non-voting basis; provided, however, that upon a vote of a majority of the Board of Directors that an actual or potential conflict of interest may arise, the observer appointed by the holders of the Series A Preferred Stock shall leave the meeting of the Board of Directors. The Board of Directors of the corporation shall have the right to approve of the choice of the observer appointed by the holders of the Series A Preferred Stock, which such approval shall not be unreasonably withheld.

            (c) When calculating the percentage of the issued and outstanding capital stock of the corporation held, by the holders of Series A Preferred Stock and Series B Preferred Stock pursuant to Sections 6(a) and 6(b) of this
Article IIIC, the following shares shall not be considered issued and outstanding: (i) up to 8,400,000 shares of Common Stock (after giving effect to (A) this corporation's two-for-one stock split implemented on July 10, 1996, and
(B) this corporation's three-for-two stock split implemented by these Amended and Restated Articles) issued pursuant to stock purchase or stock option plans or other arrangements approved by the Board of Directors and (ii) Common Stock issued by the corporation in an amount per annum not to exceed 1% of the corporation's outstanding Common Stock.

      7. Protective Provisions. So long as any shares of Preferred Stock are outstanding, this corporation shall not, without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least 75% of the then outstanding shares of each series of Preferred Stock to be affected in the manner described in subsections (a), (b) (c) or (d) below (with each share of Preferred Stock entitled to one vote):

            (a) change the rights, preferences, privileges or powers of, or the restrictions provided for the benefit of, any series of Preferred Stock;

            (b) take any action that authorizes, creates or issues shares of any class of stock having preferences superior to or on a parity with any series of Preferred Stock;

            (c) take any action that reclassifies any outstanding shares into shares having preferences or priority as to dividends or assets senior to or on a parity with the preferences of any series of Preferred Stock; and

            (d) amend the corporation's Articles of Incorporation in a manner that adversely affects the rights, preferences, privileges or powers of any series of Preferred Stock.

      8. Status of Converted Stock. In the event any shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock shall be converted pursuant to
Section 4 of this Article IIIC or are reacquired in any manner by the corporation after the original issuance thereof, the shares so converted or reacquired shall be cancelled and shall not be issuable by this corporation and such converted shares shall have none of the rights or preferences set forth in this Article IIIC. The Articles of Incorporation of this corporation shall be appropriately amended to effect the corresponding reduction in this corporation's authorized capital stock.

      9. Rights of the Series B Preferred Stock Holders Upon Issuance of Additional Securities. If the corporation offers to sell its Common Stock, Preferred Stock or other equity security, any option, warrant or other security which may be exercised or exchanged for equity securities of the corporation, or any debt convertible into equity securities of the corporation, it will concurrently offer to the holders of Series B Preferred Stock for a period of 14 days from receipt of a notice to that effect from the corporation specifying the terms and conditions of the offering, at a price and on terms no less favorable than the price and terms of such offer, that number of such securities necessary to prevent a reduction in the holders of Series B Preferred Stock percentage ownership of the corporation's capital stock calculated on a fully diluted basis as of the closing of the offering and taking into account all similar rights held by other holders of the corporation's debt or equity securities. The right shall be exercisable by each holder of the Series B Preferred Stock pro rata in accordance with that holder's then current percentage ownership of Series B Preferred Stock. In the event one or more of the holders of Series B Preferred Stock elect not to exercise the right to purchase their full pro rata share of the offered securities, as provided herein, the remaining holders of Series B Preferred Stock shall have the right of oversubscription, up to the total number of securities which the holders of Series B Preferred Stock in the aggregate have the right to purchase hereunder. Notwithstanding the foregoing, this right shall not apply to the issuance by the corporation of shares of Common Stock, or options therefor, (a) in a transaction registered under the Securities Act of 1933, as amended, (b) in a merger or other similar transaction to acquire another operating business, (c) to employees, officers or directors of the corporation pursuant to stock purchase or stock option plans or other arrangements approved by the Board of Directors or (d) in an amount (which amount shall not include shares of Common Stock issued pursuant to clauses (a),
(b) and (c) above) per annum not to exceed 1% of the corporation's outstanding Common Stock provided that the price per share of such Common Stock shall be no less than the fair market value of the Common Stock as determined by the Board of Directors at the time of issuance.

      10. Rights of the Series A and Series C Preferred Stock Holders Upon Issuance of Additional Common Stock. If the corporation offers to sell its Common Stock, Preferred Stock or other equity security, any option warrant or other security which may be exercised or exchanged for equity securities of the corporation, or any debt convertible into equity securities of the corporation, it will concurrently offer to the holders of Series A Preferred Stock and Series C Preferred Stock for a 14-day period from receipt of a notice to that effect from the corporation specifying the terms and conditions of the offering, at a price and on terms comparable to the terms of such offer, that number of such securities necessary to prevent a reduction in the holders of Series A Preferred Stock and Series C Preferred Stock percentage ownership of the corporation's capital stock. Notwithstanding the foregoing, this right shall not apply to the issuance by the corporation of shares of Common Stock, or options therefor, (a) in a transaction registered under the Securities Act of 1933, as amended, (b) in a merger or other similar transaction, (c) to employees, officers or directors of the corporation pursuant to stock purchase or stock option plans or other arrangements approved by the Board of Directors or (d) in an amount (which amount shall not include shares of Common Stock issued pursuant to clauses (a),
(b) and (c) above) per annum not to exceed 1% of the corporation's outstanding Common Stock provided that the price per share of such Common Stock shall be no less than the fair market value of the Common Stock as determined by the Board of Directors at the time of issuance.

      11. Rights of the Series D Preferred Stock Holders Upon Issuance of Additional Securities. If the corporation offers to sell its Common Stock, Preferred Stock or other equity security, any option warrant or other security which may be exercised or exchanged for equity securities of the corporation, or any debt convertible into equity securities of the corporation, it will concurrently offer to the holders of Series D Preferred Stock for a period of 14 days from receipt of a notice to that effect from the corporation specifying the terms and conditions of the offering, at a price and on terms no less favorable than the price and terms of such offer, that number of such securities necessary to prevent a reduction in the holders of Series D Preferred Stock percentage ownership of the corporation's capital stock calculated on a fully diluted basis as of the closing of the offering and taking into account all similar rights held by other holders of the corporation's debt or equity securities. The right shall be exercisable by each holder of the Series D Preferred Stock pro rata in accordance with that holder's then current percentage ownership of Series D Preferred Stock. In the event one or more of the holders of Series D Preferred Stock elect not to exercise the right to purchase their full pro rata share of the offered securities, as provided herein, the remaining holders of Series D Preferred Stock shall have the right of oversubscription, up to the total number of securities which the holders of Series D Preferred Stock in the aggregate have the right to purchase hereunder. Notwithstanding the foregoing, this right shall not apply to the issuance by the corporation of shares of Common Stock, or options therefor, (a) in a transaction registered under the Securities Act of 1933, as amended, (b) in a merger or other similar transaction to acquire another operating business, (c) to employees, officers or directors of the corporation pursuant to stock purchase or stock option plans or other arrangements approved by the Board of

Directors or (d) in an amount (which amount shall not include shares of Common Stock issued pursuant to clauses (a), (b) and (c) above) per annum not to exceed 1% of the corporation's outstanding Common Stock provided that the price per share of such Common Stock shall be no less than the fair market value of the Common Stock as determined by the Board of Directors at the time of issuance.

      12. Rights of the Series E Preferred Stock Holders Upon Issuance of Additional Securities. If the corporation offers to sell its Common Stock, Preferred Stock or other equity security, any option warrant or other security which may be exercised or exchanged for equity securities of the corporation, or any debt convertible into equity securities of the corporation, it will concurrently offer to the holders of Series E Preferred Stock for a period of 14 days from receipt of a notice to that effect from the corporation specifying the terms and conditions of the offering, at a price and on terms no less favorable than the price and terms of such offer, that number of such securities necessary to prevent a reduction in the holders of Series E Preferred Stock percentage ownership of the corporation's capital stock calculated on a fully diluted basis as of the closing of the offering and taking into account all similar rights held by other holders of the corporation's debt or equity securities. The right shall be exercisable by each holder of the Series E Preferred Stock pro rata in accordance with that holder's then current percentage ownership of Series E Preferred Stock. In the event one or more of the holders of Series E Preferred Stock elect not to exercise the right to purchase their full pro rata share of the offered securities, as provided herein, the remaining holders of Series E Preferred Stock shall have the right of oversubscription, up to the total number of securities which the holders of Series E Preferred Stock in the aggregate have the right to purchase hereunder. Notwithstanding the foregoing, this right shall not apply to the issuance by the corporation of shares of Common Stock, or options therefor, (a) in a transaction registered under the Securities Act of 1933, as amended, (b) in a merger or other similar transaction to acquire another operating business, (c) to employees, officers or directors of the corporation pursuant to stock purchase or stock option plans or other arrangements approved by the Board of Directors or (d) in an amount (which amount shall not include shares of Common Stock issued pursuant to clauses (a),
(b) and (c) above) per annum not to exceed 1% of the corporation's outstanding Common Stock provided that the price per share of such Common Stock shall be no less than the fair market value of the Common Stock as determined by the Board of Directors at the time of issuance.

      13. Repurchase of Shares. In connection with repurchases by this corporation of its Common Stock pursuant to agreements with certain of the holders thereof, Sections 502 and 503 of the California Corporations Code shall not apply in whole or in part with respect to such repurchases.

                                   ARTICLE IV

      A. The liability of the directors of this corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.


      B. This corporation is authorized to provide indemnification of agents (as defined in Section 317 of the California Corporations Code) through bylaw provisions, agreements with the agents, vote of shareholders or disinterested directors, or otherwise in excess of the indemnification otherwise permitted by
Section 317 of the California Corporations Code, subject only to applicable limits set forth in Section 204 of the California Corporations Code with respect to actions for breach of duty to the corporation and its shareholders.

            THREE The foregoing amendment has been approved by the Board of Directors of said corporation.

            FOUR The foregoing amendment was approved by the holders of the requisite number of shares of said corporation in accordance with Sections 902 and 903 of the General Corporation Law of California; the total number of outstanding shares of each class entitled to vote with respect to the foregoing amendment was (i) [21,001,040-Number to be updated at signing date] shares of Common Stock, (ii) 500,000 shares of Series A Preferred Stock, (iii) 600,000 shares of Series B Preferred Stock, (iii) 500,000 shares of Series C Preferred Stock, (iv) 467,839 shares of Series D Preferred Stock, and (v) 1,500,000 shares of Series E Preferred Stock. The number of shares voting in favor of the foregoing amendment equaled or exceeded the vote required, such required vote being (A) a majority of the outstanding shares of Common Stock, voting as a separate class, and (B) a majority of the outstanding shares of Common Stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock, voting together as a single class.

            The undersigned further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of their own knowledge.

            IN WITNESS WHEREOF, the undersigned has executed this certificate on March 9, 1998.


                                        ----------------------------------------
                                        Henry T. Nicholas
                                        President

                                        ----------------------------------------
                                        William J. Ruehle
                                        Secretary